Exhibit 3.218

CERTIFICATE OF INCORPORATION

OF

Hughes TPD, Inc.

FIRST:    The name of the corporation is:

Hughes TPD, Inc.

SECOND:    The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:    The corporation is authorized to issue one class of stock. The total number of authorized shares of capital stock of the corporation shall be One Thousand (no par value).

FIFTH:    The name and mailing address of the incorporator is Robert M. Hall, 7200 Hughes Terrace, Los Angeles, California 90045-0066.

SIXTH:    The Board of Directors of the corporation is expressly authorized to make, alter or repeal by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

SEVENTH:    Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed and that the facts stated therein are true.

Dated: August 11, 1995

/s/ Robert M. Hall
Robert M. Hall

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

TPD MERGER CORPORATION

WITH AND INTO

HUGHES TPD, INC.

TPD Merger Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY THAT;

FIRST:    The Company was incorporated on the 29th day of September 1995, pursuant to the General Corporation Law of the State of Delaware.

SECOND:    The Company owns all of the outstanding shares of the capital stock of Hughes TPD, Inc. (“Hughes”), which was incorporated on the 11th day of August, 1995 pursuant to the General Corporation I.aw of the State of Delaware.

THIRD:    The Company, by the following resolutions duly adopted by written consent of directors, executed on the 6th day of October, 1995 and filed with the minutes of the board of directors, determined to merge itself with and into Hughes and Hughes shall assume all the liabilities and obligations of the Company:

RESOLVED, that the merger (the “Merger”) of the Company with and into Hughes TPD, Inc., a Delaware corporation and its wholly-owned subsidiary (“Hughes”), pursuant to the terms and conditions set forth in the Plan of Merger between the Company and Hughes (the “Plan of Merger”), is advisable and that approval of the Merger be submitted to the sole stockholder of the Company for adoption by written consent and upon receiving such consent, the Merger shall be approved.

RESOLVED, that the Plan of Merger is adopted and approved in the form attached hereto.

RESOLVED, that the name of Hughes be changed at the time of the merger so that the name of the surviving corporation is Palomar Products, Inc.

RESOLVED, that in accordance with the Plan of Merger, the officers of the Company are hereby authorized, on behalf of the Company, to execute a Certificate of Ownership and Merger and to cause such Certificate to be filed with the Secretary of State of the State of Delaware and a certified copy to be recorded with the Office of the Recorder of Deeds, New Castle County, Delaware.

RESOLVED, that the officers of the Company are hereby authorized to take such additional action, and to execute and cause to be filed such additional documents, as they may consider necessary or desirable in order to carry out the transactions contemplated by the Plan of Merger, without further authority or approval by the board of directors of the Company.

FOURTH:    The Plan of Merger has been authorized and approved by the sole shareholder of the Company by written consent of sole stockholder dated October 6, 1995.

FIFTH:    Anything herein or elsewhere to the contrary notwithstanding, this Merger may be terminated and abandoned by the board of directors of the Company at any time prior to the date of filing this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

SIXTH:    The Merger will be effective upon filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Clifford L. Gorby, its Vice President and attested by Ronald C. Penland, its Secretary, this 6th day of October, 1995.

TPD MERGER CORPORATION

By:	/s/ Clifford L. Gorby
Clifford L. Gorby,
Vice President

Attest:

By:	/s/ R.C. Penland
Ronald C. Penland,
Secretary

CORRECTED

CERTIFICATE OF OWNERSHIP AND MERGER

OF

PALOMAR PRODUCTS, INC.

(Pursuant to Section 103(f) of the

General Corporation Law of the State of Delaware)

It is hereby certified that:

1.    The names of the corporations which are parties to this merger are TPD Merger Corporation (the “Company”), a corporation organized and existing under the laws of the State of Delaware and Hughes TPD, Inc. (“Hughes”), a corporation organized and existing under the laws of the State of Delaware.

2.    The Certificate of Ownership and Merger, which was filed by the Delaware Secretary of State on October 6, 1995, is hereby corrected.

3.    This Corrected Certificate of Ownership and Merger is being filed to correct the Certificate of Ownership and Merger, which was filed by the Delaware Secretary of State on October 6, 1995, because paragraph fourth of said Certificate failed to include a reference to the Plan of Merger attached as Exhibit “A”.

4.    The Certificate of Ownership and Merger is as follows:

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

TPD MERGER CORPORATION

WITH AND INTO

HUGHES TPD, INC.

TPD Merger Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY THAT:

FIRST:    The Company was incorporated on the 29th day of September, 1995, pursuant to the General Corporation Law of the State of Delaware.

SECOND:    The Company owns all of the outstanding shares of the capital stock of Hughes, which was incorporated on the 11th day of August, 1995 pursuant to the General Corporation Law of the State of Delaware.

THIRD:    The Company, by the following resolutions duly adopted by written consent of directors, executed on the 6th day of October, 1995 and filed with the minutes of the board of directors, determined to merger itself with and into Hughes and Hughes shall assume all the liabilities and obligations of the Company:

RESOLVED, that the merger (the “Merger”) of the Company with and into Hughes TPD, Inc., a Delaware corporation and its wholly-owned subsidiary (“Hughes”), pursuant to the terms and conditions set forth in the Plan of Merger between the Company and Hughes (the “Plan of Merger”), is advisable and that approval of the Merger be submitted to the sole stockholder of the Company for adoption by written consent and upon receiving such consent, the Merger shall be approved.

RESOLVED, that the Plan of Merger is adopted and approved in the form attached hereto.

RESOLVED, that the name of Hughes be changed at the time of the merger so that the name of the surviving corporation is Palomar Products, Inc.

RESOLVED, that in accordance with the Plan of Merger, the officers of the Company are hereby authorized, on behalf of the Company, to execute a Certificate of Ownership and Merger and to cause such Certificate to be filed with the Secretary of State of the State of Delaware and a certified copy to be recorded with the Office of the Recorder of Deeds, New Castle County, Delaware.

RESOLVED, that the officers of the Company are hereby authorized to take such additional action, and to execute and cause to be filed such additional documents, as they may consider necessary or desirable in order to carry out the transactions contemplated by the Plan of Merger, without further authority or approval by the board of directors of the Company.

FOURTH:    The Plan of Merger, a copy of which is attached hereto as Exhibit “A”, has been authorized and approved by the sole shareholder of the Company by written consent of sole stockholder dated October 6, 1995.

FIFTH:    Anything herein or elsewhere to the contrary notwithstanding, this Merger may be terminated and abandoned by the board of directors of the Company at any time prior to the date of filing this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

SIXTH:    The Merger will be effective upon filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Clifford L. Gorby, its Vice President and attested by Ronald C. Penland, its secretary, this 18th day of October, 1995.

TPD MERGER CORPORATION

By:	/s/ Clifford L. Gorby
Clifford L. Gorby,
Vice President

Attest:

By:	/s/ R.C. Penland
Ronald C. Penland,
Secretary

Exhibit “A”

PLAN OF MERGER

This is a Plan of Merger between HUGHES-TPD, INC., a Delaware corporation (“Hughes”) and TPD MERGER CORPORATION, a Delaware corporation (“TPD Merger”) and the sole stockholder of Hughes.

1.    Merger of TPD Merger into Hughes. On the Effective Date (as defined in paragraph 7 below), TPD Merger will merge with and into Hughes in accordance with Section 253 of the General Corporation Law of Delaware (the “Merger”) and the separate existence of TPD Merger will cease. Hughes will be the “Surviving Corporation” and will continue its existence under Delaware Law. The name of Hughes will be changed to “Palomar Products, Inc.”

2.    Certificate of Incorporation and Bylaws of Surviving Corporation. On the Effective Date, the Certificate of Incorporation of Hughes is hereby amended in its entirety to read as set forth on Exhibit “A” and shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of TPD Merger shall be the Bylaws of the Surviving Corporation until changed as provided by law.

3.    Directors and Officers of Surviving Corporation. The directors and officers of Hughes on the Effective Date will continue as the directors and officers of the Surviving Corporation.

4.    Shares. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

Name of Corporation	Designation and number of shares in each class or series outstanding	Class or Series of Shares en- titled to Vote
TPD Merger Corporation	Common Stock, 1000 shares	Common Stock, 1000 shares

Hughes-TPD, Inc.	Common Stock, 1000 shares	Common Stock, 1000 shares

5.    Conversion of Shares. On the Effective date:

5.1    Each then issued and outstanding share, and each share then held in the treasury, of the stock of TPD Merger will, by virtue of the merger and without any action on the part of the holder thereof, be converted into issued and outstanding shares, or treasury shares, as the case may be, of the common stock, par value $.01, of the Surviving Corporation on a pro rata basis.

5.2.    Each then issued and outstanding share, and each share then held in the treasury, of the stock of Hughes will, by virtue of the Merger and without any action on the part of the holder hereof, be cancelled without conversion or issuance of any shares of stock of the Surviving Corporation with respect thereto.

6.    Assets and Liabilities. As a result of the Merger, by operation of law and without further act or deed, on the Effective Date, all of the property, rights, interests and other assets of TPD Merger will be transferred to and vested in Hughes and Hughes will assume all of the liabilities of TPD Merger.

7.    Approval, Filing and Effective Date. After this Plan of Merger has been duly approved in the manner required by law, a Certificate of Ownership and Merger will be filed with the Secretary of State of the State of Delaware. The Merger will be effective (the “Effective Date”) upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

8.    Termination. This Plan may be terminated and the Merger abandoned by action of the board of directors of Hughes or TPD Merger at any time before the Effective Date, notwithstanding the approval in the manner set forth in paragraph 7 above.

9.    Amendment. This Plan may be amended in any manner at any time before the Effective Date by the mutual consent of the board of directors of TPD Merger and Hughes.

Exhibit “A”

CERTIFICATE OF INCORPORATION

OF

PALOMAR PRODUCTS, INC.

1.    Name. The name of the Corporation is Palomar Products, Inc.

2.    Registered Office and Agent. The address of the corporation’s registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

3.    Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

4.    Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, all of which are of one class and are designated as Common Stock and each of which has a par value of one cent ($.01).

5.    Bylaws. The board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein.

6.    Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

7.    Right to Amend. The Corporation reserves the right to amend any provision contained in this certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

8.    Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 8 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PALOMAR PRODUCTS, INC.

Palomar Products, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment of the Corporation’s Certificate of incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article 1 in its entirety and replacing therefor:

1.    Name. The name of the Corporation is Palomar Communications, Inc.

IN WITNESS WHEREOF, Palomar Products, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 2nd day of January, 1998.

PALOMAR PRODUCTS, INC.

By:

/s/ Gary E. Gist
Gary E. Gist, President

ATTEST:

/s/ Parke H. Hess, Jr.
Parke H. Hess, Jr., Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PALOMAR ELECTRONICS SYSTEMS, INC.

Palomar Electronics Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment of the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article 1 in its entirety and replacing therefor:

1.    Name. The name of the Corporation is Palomar Products, Inc.

IN WITNESS WHEREOF, Palomar Electronics Systems, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 12th day of March, 1998.

PALOMAR ELECTRONICS SYSTEMS, INC.

By:	/s/ Valerian J. Policky
Valerian J. Policky, President

ATTEST:

/s/ Parke H. Hess, Jr.
Parke H. Hess, Jr., Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION OF

PALOMAR PRODUCTS, INC.

Palomar Products, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment of the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article 4 in its entirety and replacing therefor:

4.    Stock Split: Authorized Capital. Upon the filing of this Amendment, each outstanding share of Common Stock in the Corporation shaft be split into ninety-six and one-half (96.5) shares of Common Stock ($.01 par). After giving effect to said stock split, the total number of shares of Common Stock which the Corporation shall have authority to issue shall be one million (1,000,000) shares ($.01 par).

IN WITNESS WHEREOF, Palomar Products, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 1st day of April 1999.

Palomar Products, Inc.

By:

/s/ Valerian J. Policky
Valerian J. Policky, President

ATTEST:

/s/ Gary E. Gist
Gary E. Gist, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION OF

PALOMAR PRODUCTS, INC.

Palomar Products, Inc., a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment of the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

RESOLVED, that as of December 29, 2000, every issued share of Common Stock ($.01 par) in the Corporation shall be reduced to .6863212 shares ($.01 par), and the Certificate of Incorporation of the Corporation shall be amended by striking Article 4 in its entirety and replacing therefor:

4.    Reverse Stock Split: Authorized Capital. Every issued share of Common Stock in the corporation is hereby reduced lo .6863212 shares of Common Stock ($.01 par). Notwithstanding said reduction, the total number of authorized shares of Common Stock of the corporation shall remain at One Million ($.01 par).

IN WITNESS WHEREOF, Palomar Products, Inc. has caused this Certificate lo be signed and attested by its duly authorized officers, this 29th day of December, 2000.

PALOMAR PRODUCTS, INC.

By:	/s/ Valerian J. Policky
Valerian J. Policky, President

ATTEST:

/s/ Gary E. Gist
Gary E. Gist, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION OF

PALOMAR PRODUCTS, INC.

Palomar Products, Inc., a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment of the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

RESOLVED, that as of the effective date of the filing of the Certificate of Amendment of Certificate of Incorporation, every issued share of Common Stock ($.01 par) in the Corporation shall be split into 1.4570436 shares ($.01 par), and the Certificate of Incorporation of the Corporation shall be amended by striking Article 4 in its entirety and replacing therefor:

4.    Stock Split: Authorized Capital. Every issued share of Common Stock in the corporation is hereby split into 1.4570436 shares of Common Stock ($.01 par). Notwithstanding said increase, the total number of authorized shares of Common Stock of the corporation shall remain at One Million ($.01 par).

IN WITNESS WHEREOF, Palomar Products, Inc. has caused this Certificate lo be signed and attested by its duly authorized officers, this 24 day of April, 2001.

PALOMAR PRODUCTS, INC.

By:	/s/ Valerian J. Policky
Valerian J. Policky, President

ATTEST:

/s/ Gary E. Gist
Gary E. Gist, Secretary

PALOMAR PRODUCTS, INC.

CERTIFICATE OF CHANGE

OF

REGISTERED AGENT AND OFFICE

Palomar Products, Inc., a Delaware corporation, does hereby certify:

1.    Article 2 of the Certificate of Incorporation of the corporation is amended to read as follows:

2.    Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

2.    The foregoing is a true copy of a resolution adopted by the Board of Directors by unanimous written consent on October 3, 2005.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 3 day of October, 2005.

PALOMAR PRODUCTS, INC.

By:	/s/ Robert D. George
Robert D. George, Vice President

PALOMAR PRODUCTS, INC.

CONSENT IN LIEU OF

SPECIAL MEETING OF DIRECTORS

The undersigned, being all the Directors of Palomar Products, Inc., a Delaware corporation (the “Company”), by this instrument in lieu of a meeting of Directors of the Company, hereby consent to the adoption of the following resolution which will be deemed adopted when all the Directors have signed this Consent or a counterpart of this Consent:

APPOINTMENT OF REGISTERED AGENT

RESOLVED, that Article 2 of the Certificate of Incorporation of the Company is amended to read as follows:

2.    Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

Date Signed: 10/5/05, 2005.	/s/ Robert W. Cremin
Robert W. Cremin

Date Signed: 3 Oct., 2005.	/s/ Robert D. George
Robert D. George

Date Signed: 10/3/2005, 2005.	/s/ Frank E. Houston
Frank E. Houston

PALOMAR PRODUCTS, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Palomar Products, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.    Article 4 of the Certificate of Incorporation of the corporation is amended in its entirety to read as follows:

The Corporation is authorized to issue 3,000 shares of capital stock in the aggregate. The capital stock of the Corporation shall consist of a single class, designated “Common Stock,” with a par value of $0.01 per share.

Upon filing of this Certificate of Amendment (the “Effective Time”), each ten (10) shares of the Corporation’s common stock, par value $0.01 per share, issued and outstanding or held in treasury shall be reclassified as and converted into one (1) share of common stock, par value $0.01 per share, of the Corporation, without any action by the holders thereof.

2.    The foregoing amendment was duly proposed and declared advisable by the corporation’s Board of Directors and adopted by the corporation’s stockholders in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

3.    The manner in which the amendment to Article 4 provides for a reclassification of issued shares is to change each share of stock, $0.01 par value per share, outstanding immediately prior to the Effective Time, into one tenth (1/10) of one share of common stock, par value $0.01 per share, thereby giving effect to a ten-for-one reverse stock split.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 10th day of August, 2007.

PALOMAR PRODUCTS, INC.

By:	/s/ Robert D. George
Robert D. George, Vice President